Exhibit (a)(1)(F)

IGM BIOSCIENCES My Option Exchange Welcome election value calculator resources admin logout infinite equity Welcome Option Exchange Program Commencement Date: June 20, 2024 Expiration Time: July 18, 2024 at 9:00 PM Pacific Time We are offering you the opportunity to exchange some or all of your eligible options, as described in the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”), for a number of new restricted stock units (“RSUs”). We refer to this program as the “Option Exchange. “Make My Election You have 29 days left to elect whether to keep your eligible options or exchange some or all of them for RSUs. Before you make your election, we encourage you to carefully read the offering materials in the Resources section. Election Form Resources Click on any of the links below to learn more. Schedule TO Offer to Exchange Election Terms and Conditions Form of Confirmation Email Form of Reminder Email Option Exchange Frequently Asked Questions The PDF documents above require Adobe Acrobat Reader. If necessary you can download it from Adobe. The Option Exchange is being made pursuant to the terms and conditions set forth in IGM Biosciences’ Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto. Need Help? Contact: IGM@infiniteequity.com.©2024 Infinite Equity Inc. Privacy. Policy.

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The Value Calculator has been provided to you as a convenience for purposes of making limited mathematical calculations regarding the potential amount that could be received from RSUs to be granted pursuant to the Option Exchange if you choose to exchange your eligible options. The Value Calculator also does not take into account all of the factors that you should consider in deciding whether to participate in the Option Exchange. For example, the Value Calculator does not account for vesting or the remainder of the term of the eligible options. Note that you will be able to profit from the RSUs only if they actually vest. Therefore, even if the Value Calculator shows that the potential profit on the RSUs is greater than for an eligible option at the assumed prices you enter, you would be able to profit from the RSUs only if they actually vest. Note also that because of the rounding resulting from fractional shares, the values shown could be higher or lower than the actual result.

Elections Resources

See the value of awards at: 7.31

GRANT NUMBER	GRANT DATE	OPTION TYPE	SHARES SUBJECT TO OPTION	EXERCISE PRICE	VALUE[1]	EXCHANGE RATIO	TOTAL NEW RSUS	VALUE[1]	BREAK-EVEN PRICE[2]
DEMOGRANT1	2/5/2020	ISO	2,500	$40.27	$0	2.50	1,000	$7,310	$67.12
DEMOGRANT2	8/13/2020	ISO	1,000	$54.01	$0	2.50	400	$2,924	$90.02
DEMOGRANT3	7/1/2021	ISO	4,472	$89.43	$0	3.00	1,491	$10,899	$134.16
DEMOGRANT4	7/1/2021	NQ	4,528	$89.43	$0	3.00	1,509	$11,031	$134.13
DEMOGRANT5	9/1/2022	ISO	16,164	$19.88	$0	2.00	8,082	$59,079	$39.76
DEMOGRANT6	9/1/2022	NQ	536	$19.88	$0	2.00	268	$1,959	$39.76
DEMOGRANT7	2/1/2023	ISO	4,900	$23.16	$0	2.00	2,450	$17,910	$46.32
TOTAL			34,100		$0		15,200	$111,112	

[1]Value is based on the stock price entered above by you. For options, it is equal to the product of (i) the number of shares subject to the option and (ii) the stock price less the exercise price. For RSUs, it is equal to the product of the number of RSUs and the stock price.

[2]The breakeven stock price is the price at which the value of the eligible options exchanged is equal to the value of the RSUs received. Any future stock price greater than the breakeven price would result in the eligible options being more valuable than the RSUs received after the exchange.



2/5/2020 Grant Values
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The Option Exchange is being made pursuant to the terms and conditions set forth in IGM Biosciences' Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

Important Legal Notification: The Value Calculator is not a financial or tax planning tool and information received using the Value Calculator does not constitute a recommendation as to whether or not to participate in the Option Exchange. The simulations are hypothetical and do not reflect your personal tax or financial circumstances. You should consult your tax, financial and legal advisors for advice related to your specific situation. Additionally, in the Value Calculator, the Company makes no forecast or projection regarding the value of the RSUs that will be granted in the Option Exchange or as to the future market price of IGM Biosciences's common stock, which may increase or decrease. You are responsible for verifying the accuracy of any information that you enter into the Value Calculator.

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IGM BIOSCIENCES My Option Exchange Welcome election value calculator resources admin logout infinite equity Resources Downloadable Resources Schedule TO Offer to Exchange Election Terms and Conditions Form of Confirmation Email Form of Reminder Email Option Exchange Frequently Asked Questions ©2024 Infinite Equity Inc. Privacy. Policy.

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Election Form

Option Exchange Program

Commencement Date: **June 20, 2024**

Expiration Time: **July 18, 2024 at 9:00 PM Pacific Time**

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Indicate your decision to tender your eligible options for exchange by selecting the "Exchange" choice in the Election column. If you do not want to tender one or more of your eligible options for exchange, select the "Do Not Exchange" choice in the Election column for those particular options.

If you do not select the "Exchange" choice with respect to an eligible option, your election with respect to that eligible option will default to "Do Not Exchange." In that event, the eligible option will not be exchanged.

You may not tender only a portion of an eligible option grant.

My Eligible Options

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 7/18/2024[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 7/18/2024	EXCHANGE RATIO[3]	TOTAL NEW RSUS	NEW RSUS 2-YEAR VESTING[4]	NEW RSUS 3-YEAR VESTING[5]	ELECTION
DEMOGRANT1	2/5/2020	ISO	$40.27	2,500	2,500	0	2.50	1,000	1,000	0	Do Not Exchange
DEMOGRANT2	8/13/2020	ISO	$54.01	1,000	979	21	2.50	400	391	9	Exchange
DEMOGRANT3	7/1/2021	ISO	$89.43	4,472	3,354	1,118	3.00	1,491	1,118	373	Do Not Exchange
DEMOGRANT4	7/1/2021	NQ	$89.43	4,528	3,583	945	3.00	1,509	1,194	315	
DEMOGRANT5	9/1/2022	ISO	$19.88	16,164	7,466	8,698	2.00	8,082	3,733	4,349	Exchange
DEMOGRANT6	9/1/2022	NQ	$19.88	536	536	0	2.00	268	268	0	
DEMOGRANT7	2/1/2023	ISO	$23.16	4,900	1,735	3,165	2.00	2,450	867	1,583	Exchange

[1] This column displays the number of shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through July 18, 2024).

[2] This column displays the number of vested shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 18, 2024).

[3] The number of new RSUs received in the exchange will vary based on the exercise price of the options you are exchanging.

[4] 50% of the new RSUs received in exchange for vested eligible options shall vest on the 1-year anniversary of the RSU grant date, and the remaining new RSUs shall vest in 4 equal quarterly installments over the following year, in each case subject to continued service through the applicable vesting date.

[5] 50% of new RSUs received in exchange for unvested eligible options shall vest on the date that is 18 months following the RSU grant date, and the remaining new RSUs shall vest in 6 equal quarterly installments over the following 18 months, in each case subject to continued service through the applicable vesting date.

In all events, vesting is subject to continued service with IGM Biosciences through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, for additional terms that may apply to the RSUs.

Next

The Option Exchange is being made pursuant to the terms and conditions set forth in IGM Biosciences' Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

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Confirmed

IGM Biosciences, Inc. ("IGM") has received your election, via the offer website, by which you elected to accept or reject IGM's offer to exchange certain outstanding options for restricted stock units ("RSUs") with respect to some or all of your outstanding eligible option grants, subject to the terms and conditions of the offer.

Your election has been recorded as follows:

Name: User, Demo
Employee ID: DEMOUSER1
Date and Time: 06/18/2024 1:19 PM Pacific Time

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 7/18/2024[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 7/18/2024	EXCHANGE RATIO[3]	TOTAL NEW RSUS	NEW RSUS 2-YEAR VESTING[4]	NEW RSUS 3-YEAR VESTING[5]	ELECTION
DEMOGRANT1	2/5/2020	ISO	$40.27	2,500	2,500	0	2.50	1,000	1,000	0	Do Not Exchange
DEMOGRANT2	8/13/2020	ISO	$54.01	1,000	979	21	2.50	400	391	9	Exchange
DEMOGRANT3	7/1/2021	ISO	$89.43	4,472	3,354	1,118	3.00	1,491	1,118	373	Do Not Exchange
DEMOGRANT4	7/1/2021	NQ	$89.43	4,528	3,583	945	3.00	1,509	1,194	315	
DEMOGRANT5	9/1/2022	ISO	$19.88	16,164	7,466	8,698	2.00	8,082	3,733	4,349	Exchange
DEMOGRANT6	9/1/2022	NQ	$19.88	536	536	0	2.00	268	268	0	
DEMOGRANT7	2/1/2023	ISO	$23.16	4,900	1,735	3,165	2.00	2,450	867	1,583	Exchange

[1]This column displays the number of shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through July 18, 2024).

[2]This column displays the number of vested shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 18, 2024).

[3]The number of new RSUs received in the exchange will vary based on the exercise price of the options you are exchanging.

[4]50% of the new RSUs received in exchange for vested eligible options shall vest on the 1-year anniversary of the RSU grant date, and the remaining new RSUs shall vest in 4 equal quarterly installments over the following year, in each case subject to continued service through the applicable vesting date.

[5]50% of new RSUs received in exchange for unvested eligible options shall vest on the date that is 18 months following the RSU grant date, and the remaining new RSUs shall vest in 6 equal quarterly installments over the following 18 months, in each case subject to continued service through the applicable vesting date.

In all events, vesting is subject to continued service with IGM Biosciences through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, for additional terms that may apply to the RSUs.

If you change your mind regarding your election, you may change your election to accept or reject the offer with respect to some or all of your eligible option grants by submitting a new, properly completed election. The new election must be delivered via IGM's offer website no later than the offer expiration date, currently expected to be 9:00 PM Pacific Time, on July 18, 2024.

Only elections that are properly completed, signed, dated and actually received by IGM via the offer website before the offer expires will be accepted. Elections submitted by any other means, including email, facsimile, hand delivery, interoffice, U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Infinite Equity by email at IGM@infiniteequity.com.

Please note that our receipt of your election is not by itself an acceptance of the eligible options for exchange. For the purposes of the offer, IGM will be deemed to have accepted eligible options for exchange that are validly tendered and not properly withdrawn as of when IGM gives oral or written notice to the option holders generally of its acceptance for exchange of such eligible options, which notice may be made by press release, email or other method of communication. IGM's formal acceptance of the properly tendered eligible options is expected to take place shortly after the expiration of the offer.

This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (referred to as the "Offer to Exchange"). The full terms of the offer are described in (1) the Offer to Exchange; (2) the launch email, dated June 20, 2024, announcing the offer; and (3) the election terms and conditions, together with the associated instructions. You may access these documents through IGM's EDGAR filings on the U.S. Securities and Exchange Commission's website at www.sec.gov, on IGM's offer website at www.myoptionexchange.com, or by contacting Infinite Equity at IGM@infiniteequity.com.

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You have made the following elections with respect to your eligible options.

My Eligible Options

GRANT NUMBER	GRANT DATE	OPTION TYPE	EXERCISE PRICE	SHARES SUBJECT TO OPTION[1]	EXERCISABLE SHARES SUBJECT TO OPTION AS OF 7/18/2024[2]	UNVESTED SHARES SUBJECT TO OPTION AS OF 7/18/2024	EXCHANGE RATIO[3]	TOTAL NEW RSUS	NEW RSUS 2-YEAR VESTING[4]	NEW RSUS 3-YEAR VESTING[5]	ELECTION
DEMOGRANT1	2/5/2020	ISO	$40.27	2,500	2,500	0	2.50	1,000	1,000	0	Do Not Exchange
DEMOGRANT2	8/13/2020	ISO	$54.01	1,000	979	21	2.50	400	391	9	Exchange
DEMOGRANT3	7/1/2021	ISO	$89.43	4,472	3,354	1,118	3.00	1,491	1,118	373	Do Not Exchange
DEMOGRANT4	7/1/2021	NQ	$89.43	4,528	3,583	945	3.00	1,509	1,194	315	
DEMOGRANT5	9/1/2022	ISO	$19.88	16,164	7,466	8,698	2.00	8,082	3,733	4,349	Exchange
DEMOGRANT6	9/1/2022	NQ	$19.88	536	536	0	2.00	268	268	0	
DEMOGRANT7	2/1/2023	ISO	$23.16	4,900	1,735	3,165	2.00	2,450	867	1,583	Exchange

[1]This column displays the number of shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming no exercise or early termination occurs, through July 18, 2024).

[2]This column displays the number of vested shares of IGM Biosciences' common stock subject to the stock option grant as of July 18, 2024 (assuming vesting in accordance with the applicable vesting schedule, and no exercise or early termination occurs, through July 18, 2024).

[3]The number of new RSUs received in the exchange will vary based on the exercise price of the options you are exchanging.

[4]50% of the new RSUs received in exchange for vested eligible options shall vest on the 1-year anniversary of the RSU grant date, and the remaining new RSUs shall vest in 4 equal quarterly installments over the following year, in each case subject to continued service through the applicable vesting date.

[5]50% of new RSUs received in exchange for unvested eligible options shall vest on the date that is 18 months following the RSU grant date, and the remaining new RSUs shall vest in 6 equal quarterly installments over the following 18 months, in each case subject to continued service through the applicable vesting date.

In all events, vesting is subject to continued service with IGM Biosciences through the applicable vesting date.

Please refer to the Option Exchange documents, including Section 7 of the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, for additional terms that may apply to the RSUs.

☐ **I acknowledge that I have read all of the Option Exchange documents, including the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, which contain the specific terms and conditions of the Option Exchange. I acknowledge that, if I change my election, my election in effect at 9:00 PM Pacific Time on July 18, 2024 will be my final election. I also agree to the Election Terms and Conditions and related instructions included in the Resources section of this Option Exchange website.**

☐ **If I elected to exchange my eligible options for RSUs, my electronic signature below indicates my agreement to be bound by the terms and conditions of IGM Biosciences' Amended and Restated 2018 Omnibus Incentive Plan, as amended, and the restricted stock unit agreement for RSUs. If I elect not to exchange my eligible options for RSUs, my eligible options will remain outstanding under their current terms and I will not receive any RSUs.**

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The Option Exchange is being made pursuant to the terms and conditions set forth in IGM Biosciences' Tender Offer Statement on Schedule TO and the exhibits attached thereto, including the Offer to Exchange, filed with the Securities and Exchange Commission, which are available free of charge at http://www.sec.gov or on the Option Exchange website located at: www.myoptionexchange.com. You should read these written materials carefully because they contain important information about the Option Exchange, including risks related thereto.

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